UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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AVERY DENNISON CORPORATION

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Proxy Season Stockholder Engagement Spring 2023

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from the expected results, performance or achievements expressed or implied by such forward-looking statements. We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations; (ii) the cost and availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to China and those related to the Russian invasion of Ukraine; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; collection of receivables from customers; our environmental, social and governance practices; and impacts from COVID-19 Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems Human Capital – recruitment and retention of employees and collective labor arrangements Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance Other Financial Matters – fluctuations in pension costs and goodwill impairment For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K, filed with the Securities and Exchange Commission on February 22, 2023. The forward-looking statements included in this document are made only as of its filing date, and we assume no duty to update these statements to reflect new, changed or unanticipated events or circumstances, other than as may be required by law.

Our Company at a Glance

We are a global materials science and digital identification solutions company that provides branding and information labeling solutions and functional materials for home and personal care, apparel, e-commerce, logistics, food and grocery, pharmaceuticals and automotive industries.

Highlights

$14.1B | Market cap[1]

$9.0B | 2022 Net sales

~36K | Employees

50+ | Countries with operations

Our competitive advantages

- Global scale; ~200 operating locations
  - Recognized industry leader with global footprint, including strong presence in emerging markets
- Innovative materials science capabilities; vertically integrated in adhesives
- Innovative process technology
- Operational and commercial excellence
- Industry-leading innovations enabling functionality and sustainability

[1] As of March 22, 2023

Our Businesses

Materials Group	Solutions Group
$6.5B 2022 Net sales (former LGM and IHM)[2]	**$2.5B 2022 Net sales** (former RBIS)[2]
Pressure-sensitive materials • Label materials (LPM) • Graphic and reflective materials • Functional materials (e.g., tapes[3])	• RFID solutions • Branded tag and embellishment solutions • Data management and identification solutions • Pricing and productivity solutions



Product Category
7%
11%
High-Value Categories
35%
77%

2022 Sales by Product

- Label Materials
- Graphic & Reflectives
- Performance Tapes & Medical
- Others



Product Category
7%
17%
High-Value Categories
53%
47%
29%

2022 Sales by Product

- Base Solutions
- Intelligent Labels
- Vestcom
- Ext. Embellishments

[2] Former segment names: Label and Graphic Materials (LGM), Industrial and Healthcare Materials (IHM) and Retail Branding and Information Solutions (RBIS)
[3] Previously part of IHM

Spring 2023 Proxy Season Stockholder Engagement

AVERY DENNISON 3

Net Cash Provided by Operating Activities Free Cash Flow* Reported EPS Adjusted EPS* Net Sales Sales Change Ex. Currency* Drive outsized growth in high-value categories Focus relentlessly on productivity Effectively allocate capital Grow profitably in our base businesses Sustainable Value Creation through Consistent Execution of Key Strategies Lead in an environmentally and socially responsible manner (1.7)% Well-positioned for continued GDP+ growth and top-quartile returns ($M) ($M) * Sales change excluding the impact of currency (sales change ex. currency), adjusted EPS and free cash flow are supplemental non-GAAP financial measures that we provide to assist investors in assessing our performance, operating trends and liquidity. These measures are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in the Appendix.

Disciplined Capital Allocation Driving Long-Term Stockholder Value

Capital Allocation

- We have acquired companies that expand our capabilities in high-value product categories, increase our pace of innovation and advance our sustainability initiatives; in 2022, we acquired TexTrace and Rietveld
- In 2022, we paid $238.9 million in dividends of $2.93 per share and repurchased 2.2 million shares of our common stock
- We raised our quarterly dividend rate by ~10% in April 2022
- Over the last five years, we have deployed nearly $2 billion to acquisitions and venture investments and over $2 billion to dividends and share repurchases.


($M)
Acquisitions*
$3.8
$6.5
$350.4
$1,477.6
$39.5
2018
2019
2020
2021
2022
* Includes venture investments


($M)
Dividends
$175.0
$189.7
$196.8
$220.6
$238.9
2018
2019
2020
2021
2022


($M)
Share Repurchases
$392.9
$237.7
$104.3
$180.9
$379.5
2018
2019
2020
2021
2022

Stockholder Value Creation

- Our TSR in 2022 was negative, reflecting the broad financial market downturn and consistent with the TSR of both the S&P 500 and the median of the S&P 500 Industrials and Materials subsets
- We believe that our longer-term TSR is a more meaningful measure than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our performance
- Over the last 3 and 5 years, we have outperformed the S&P 500 and S&P Industrials and Materials indices on a cumulative TSR basis


5-Year Cumulative TSR
90%
60%
30%
0%
-30%
2017
2018
2019
2020
2021
2022
72%
64%
57%
AVY
S&P 500
S&P 500 Indus. & Mats. (median)

1-, 3- and 5-Year TSR

	AVY	S&P 500	S&P Indus. & Mats.*
2018	(20)%	(4)%	(15)%
2019	49%	32%	34%
2020	21%	18%	17%
2021	41%	29%	24%
2022	(15)%	(18)%	(11)%
3-Year TSR	45%	25%	32%
5-Year TSR	72%	57%	64%

* Based on median of companies in both subsets as of December 31, 2022

Spring 2023 Proxy Season Stockholder Engagement
AVERY DENNISON 5

2025 Goals 2022 Results 70% of revenues from sustainability-driven products Material Group (LGM only): ~63% Solutions Group (Apparel Solutions only): ~62% 3% absolute GHG reduction every year (26% cumulative by 2025)(1) ~54% cumulative(2) 100% certified paper 70% Forest Stewardship Council (FSC)-certified face paper ~94% certified ~81% FSC (face paper) 95% landfill-free 75% waste recycled ~93% landfill-free ~64% recycled(2) 70% of films we buy conform to, or enable end products to conform to, our environmental and social guiding principles 70% of chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles ~97% of films ~96% of chemicals 40% women in manager level and above ~36% (from 32%) Maintain world-class safety and employee engagement scores 0.23 Recordable Incident Rate (RIR) (from 0.31) 84.5% engagement (from 80%) Publicly commit to goals/report progress ESG Spotlight: Leading in an Environmentally and Socially Responsible Manner In 2021, we reframed our 2025 sustainability goals into three broader goals that we are aiming to achieve by 2030, which prioritize the most relevant environmental and social challenges facing our company and stakeholders (1) GHG baseline and actual data are from Q3 YTD comparisons (Q3 2015 to Q3 2022). (2) 2022 solid waste and recycling data are from Q3 YTD. 2030 Goals 2022 Results Satisfy the recycling, composting or reuse requirements of all single-use consumer packaging and apparel with our products and solutions Solutions Group: 100% of core product categories will meet our third-party verified Sustainable ADvantageTM ~69% (based only on Apparel business) Materials Group: 100% of standard label products will contain recycled or renewable content; all regions have labels that enable circularity of plastics ~60% (based on volume) Reduce out Scope 1 and 2 emissions by 70% (against 2015 baseline) and work with our supply chain to reduce Scope 3 emissions by 30% (against 2018 baseline) by 2030 – with an ambition of net zero by 2050 Scope 1 and 2: ~54%; as of Q3 2022 Scope 3: Tracking in development Source 100% of paper fiber from certified sources, focusing on a deforestation-free future ~94% certified Divert 95% of waste away from landfills, with a minimum of 80% of our waste recycled and the remainder either reused, composted or sent to energy recovery ~89% landfill-free(3) ~64% recycled Deliver a 15% increase in water efficiency at our sites that are located in high risk countries as identified in the World Resources Institute Aqueduct Tool ~12% Foster an engaged team and inclusive workplace: Inclusion Index: 85% Employee Engagement: 82% Females in manager level or above positions: 40% Safety: 0.2 RIR ~85% (N/A in 2015) 84.5% (from 80%) ~36% (from 32%) 0.23 RIR (from 0.31) Support employee participation in Avery Dennison Foundation grants and foster the well-being of local communities ~68% of countries in which we operate received a grant Our ESG website (esg.averydennison.com) provides an overview of our sustainability strategies and downloadable reports, policies and indices, including our 2022 Integrated Report and March 2023 ESG Download. (3) In 2022, we began to measure our waste diverted from landfill both (i) including direct incineration and (ii) excluding direct incineration to better align our tracking with our 2025 and 2030 goals, respectively. Prior to 2022, we only reported waste including direct incineration.

Balanced Board Composition Drives Robust Independent Oversight

Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses and delivering long-term value for all our stakeholders

 **Andres Lopez** President & CEO, O-I Glass	 **Anthony Anderson** Retired Vice Chair & Managing Partner Ernst & Young	 **Bradley Alford** Retired Chairman & CEO Nestlè USA	 **Francesca Reverberi** SVP, Sustainable Plastics & CSO Trinseo PLC	 **Julia Stewart** Chair & CEO, Alurx
 **Ken Hicks** Chairman, President & CEO Academy Sports + Outdoors	 **Martha Sullivan** Retired CEO Sensata Technologies	 **Mitchell Butier** Chairman & CEO Avery Dennison	 **Patrick Siewert** Managing Director & Partner The Carlyle Group	 **William Wagner** Retired President & CEO GoTo Group

✓ 90% independent ✓ Regular Board refreshment and succession planning

Board Demographics*

Age


Avg.
~62 Years
50-59
60-69
70+

Tenure


Avg.
~10 Years
<1-4
5-10
11-14
15+

Diversity


60%
Diverse
30% Women
30% From Other Underrepresented Communities

Lead Independent Director; primary responsibilities:

- **Preside over executive sessions of independent directors** and Board meetings where Chairman/CEO is not present
- **Approve Board meeting agendas, schedules and other information sent to our Board**
- **Call meetings of independent directors**
- **Consult and meet with our stockholders**

*Data as of March 2023.

Spring 2023 Proxy Season Stockholder Engagement

AVERY DENNISON 7

* Information as of March 2023. (1) Governance Guidelines criteria defined on page 14 of 2023 Proxy Statement. Matrix of Director Skills and Qualifications* Our Board’s director succession planning is designed to ensure an independent, well-qualified Board, with diversity in skills, qualifications and demographic backgrounds that enables effective independent oversight and aligns with our business strategies and ESG priorities. Lopez A. Anderson B. Alford F. Reverberi J. Stewart K. Hicks M. Sullivan M. Butier P. Siewert W. Wagner GOVERNANCE GUIDELINES CRITERIA(1) Independent ✓ ✓ ✓ ✓ ✓ ✓ ✓      ✓ ✓ Senior Leadership Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓       ✓ Industry Experience ✓     ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Global Exposure ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Board Experience ✓ ✓ ✓   ✓ ✓ ✓       ✓ ✓ Financial Expertise       ✓           ✓ ✓   INDUSTRY EXPERTISE Digital/Technology/Cybersecurity                   ✓ Retail/Dining         ✓ ✓         Packaging ✓     ✓       ✓     Consumer Goods     ✓   ✓ ✓     ✓   Industrial Goods             ✓ ✓     Materials Science       ✓       ✓

* Information as of March 2023. Matrix of Director Demographic Backgrounds* Our Board recognizes the benefits of diversity in the boardroom, including the healthy debate that results from different viewpoints that may stem from diverse backgrounds Lopez A. Anderson B. Alford F. Reverberi J. Stewart K. Hicks M. Sullivan M. Butier P. Siewert W. Wagner DEMOGRAPHIC BACKGROUND Tenure (years) ~6 ~10 ~13 <1 ~20 ~15 ~10 ~7 ~18 <1 Gender Woman ✓ ✓ ✓ Man ✓ ✓ ✓ ✓ ✓ ✓ ✓ Non-Binary Age 60 67 66 51 67 70 66 51 67 56 Mandatory Retirement Year 2035 2028 2029 2043 2028 2025 2029 2044 2028 2039 Race/Ethnicity                     Black or African American ✓ Hispanic or Latino ✓ White ✓   ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Asian (including South Asian)                     Native Hawaiian or Pacific Islander                     Native American or Alaska Native ✓ LGBTQ+                       Veteran           ✓         Lives/Has Lived Abroad ✓ ✓ ✓ ✓ ✓

Annual Long-Term 88% Performance-Based 100% Financial Performance 50% Relative TSR(1) 50% Cumulative EVA(2) Three-year cliff vesting Relative TSR payout capped at 100% if absolute TSR is negative 100% Financial Performance 100% Absolute TSR(3) Vest ratably over four-years based on one-, two-, three-, and four-year performance periods Average 2.5-year performance period Drives performance consistent with our company’s financial goals for the year 100% Financial Performance 60% Adjusted EPS 20% Adjusted Sales Growth 20% Free Cash Flow Individual performance modifier based on achievement against predetermined strategic and ESG objectives (generally capped at 100%) Annual fixed-cash compensation Performance Units (PUs) (36%) Market-Leveraged Stock Units (MSUs) (35%) Annual Incentive Plan (AIP) Award (17%) Base Salary (12%) 2022 CEO Compensation Overview Note, Percentages reflect 2022 target TDC. (1) Relative TSR compares our TSR to the TSR of companies in a peer group satisfying objective criteria for industry classification and revenue size, the names of which are disclosed on page 69 of our 2023 proxy statement (2) Economic Value Added (EVA) is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit (3) Absolute TSR measures the return that we provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends) Target TDC to align with long-term approach to strategic planning and setting financial and sustainability targets 2022 adjusted EPS target established above midpoint of annual guidance and top-line and cash flow targets set consistent with our goals for the year LTI awards provide higher realized compensation for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets that are consistent with our long-term goals for earnings growth and ROTC ESG-related contributions included in qualitative AIP Award assessment Rigorous Compensation Structure Informed by Stockholder Feedback The Compensation Committee establishes our CEO’s Total Direct Compensation (TDC) to incent strong operational and financial company performance and superior stockholder value creation and advance our near- and long-term strategic priorities

Stockholder Engagement Our Board oversees our stockholder engagement program though which we discuss with investors our strategies, Board, executive compensation and ESG progress Fall Engagement Contact top 30 investors to request meetings with our Lead Independent Director to discuss our strategies, Board, executive compensation and ESG progress Spring Engagement Offer meetings to top 30 investors with independent members of Board and/or management to discuss items being brought before stockholder vote; on day of Annual Meeting, discuss preliminary vote results with Board 2022 Engagement Overview Based on percentage of shares outstanding, contacted ~62%, received responses from ~39%, and engaged with ~37% of investors Engaged with every stockholder who accepted our invitation to meet, and our Lead Independent Director led majority of our off-season engagements Topics discussed included: Board composition, refreshment and diversity Our expanded ESG transparency, including disclosures contained in our integrated annual and sustainability reports, proxy statements and ESG Downloads and on our ESG website Activation of our 2030 sustainability goals, climate change, and reducing the manufacture and use of single-use plastics Social sustainability, talent management and DEI Robust and Ongoing Stockholder Engagement Board/Committee Discussions Report on process, results and feedback from engagement to senior management and Board; consider whether changes to programs are advisable and address feedback in next year’s proxy materials

Annual election of directors Majority voting in director elections Single class of outstanding voting stock Directors 90% independent Robust Lead Independent Director role Regular director succession planning and Board refreshment Robust, ongoing stockholder engagement program Continuous executive succession planning and leadership development Annual Board evaluations Mandatory director retirement policy at age 72 with no exemptions or waivers allowed or granted Best practice Governance Guidelines Strong Board and Committee governance Direct access to management and experts Market-standard proxy access No supermajority voting requirements No poison pill No exclusive forum or fee-shifting bylaws Stockholder Rights Board Governance Commitment to Strong Governance Our corporate governance program reflects our values and facilitates our Board's independent oversight of our company, and our executive compensation program aligns with our long-term financial goals and business strategies 88% of CEO 2022 target TDC tied to company performance 71% of CEO 2022 target TDC equity-based to incent delivery of long-term stockholder value Rigorous stock ownership policy; requires CEO to own ~6x base salary, 50%+ of which must be vested shares; doesn’t count unvested PUs and counts 50% of unvested MSUs Double-trigger equity vesting requires termination of employment after change of control YE 2022 three-year average burn rate of 0.51%, in line with 50th percentile of S&P 500 companies Compensation clawback in event of accounting restatement Independent compensation consultant retained and serving at direction of Compensation Committee Annual Compensation Committee evaluation and charter review Periodic formal risk assessment of compensation policies and practices Releases from liability and restrictive covenants for departing executives Compensation Committee review of NEO tally sheets reflecting all compensation components Executive Compensation

Appendix Reconciliation of Non-GAAP Financial Measures from GAAP

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (such as restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable. We use the following non-GAAP financial measures in this presentation: • Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. • Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period. • Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors. • Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases and acquisitions.

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP ADJUSTED EPS

Reconciliation of Non-GAAP Financial Measures from GAAP

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